SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934
(Amendment No. ____)

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MagneGas Corporation
(Name of Registrant as Specified in Its Charter)

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MAGNEGAS CORPORATION
150 RAINVILLE ROAD
TARPON SPRINGS, FL 34689
(727) 934-3448

To the Holders of Common Stock of MagneGas Corporation:

This Information Statement is being circulated to inform the stockholders of action already approved by written consent of the majority stockholders holding 99.9% of the voting rights consisting of 68.6% of the outstanding shares of our common stock and 100% of the outstanding shares of our Series A Preferred Stock. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be effective until at least 20 calendar days after the mailing of this Information Statement to our stockholders, warrant holders and option holders. Therefore, this Information Statement is being sent to you for informational purposes only.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The action to be effective at least 20 days after the mailing of this Information Statement is:

effecting a 10:1 reverse split of the Company’s issued and outstanding common stock, outstanding warrants, options and any other outstanding derivative securities of the Company (pursuant to which the number of authorized shares of common stock will remain 900,000,000 following such reverse stock split).   Any fractional shares post-split will be rounded up to the next whole share.

Attached hereto for your review is an Information Statement relating to the above described action.

By Order of the Board of Directors,

/s/ Dr. Ruggero Maria Santilli
Dr. Ruggero Maria Santilli
Chief Executive Officer and Chairman of the Board

June 4 , 2012

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

June 4 , 2012

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $0.001 per share (the “Common Stock”), of MagneGas Corporation, a Delaware corporation (the “Company”), to notify such Stockholders of the following:

On or about May 15, 2012, the Company received written consents in lieu of a meeting of Stockholders from stockholders holding 99.9% of the voting rights consisting of 68.6% of the outstanding shares of our common stock and 100% of the outstanding shares of our Series A Preferred Stock. This represents approximately 120,788,501 of the 175,951,796 shares of the total issued and outstanding shares of common stock of the Company and all of the 1,000,000 shares of the total issued shares of the Series A Preferred Stock, each share having the equivalent of 100,000 votes, (the “Majority Stockholders”), authorizing the Company’s Board of Directors to effect a reverse split of the Company’s common stock of an amount to be determined by the Board up to 10:1 (pursuant to which the number of authorized shares of common stock will remain 900,000,000 following such reverse stock split), provided that such Board determination will occur on or before June 15, 2012 (the “Reverse Stock Split”). Any fractional shares post-split will be rounded up to the next whole share.

On May 15, 2012, the Board of Directors of the Company approved the above-mentioned actions, subject to Stockholder approval. The Majority Stockholders approved the action by written consent in lieu of a meeting on May 15, 2012, in accordance with the Delaware Business Corporation Act (“DBCA”).  Accordingly, your consent is not required and is not being solicited in connection with the approval of the action.

Subsequently, on May 30, 2012, the Board of Directors determined that the Reverse Stock Split should occur at a ratio of ten-for-one (10:1).

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors of the Company (the "Board") believes that the stockholders of the Company will benefit from the Reverse Stock Split. In November 2011, we completed a private offering of $3,146,000 (the “Offering”). Pursuant to the Offering terms, we covenanted to effectuate a reverse stock split of our common stock at no less than five-for-one and not greater than ten-for-one.

Additionally, we intend to apply for listing on a senior national stock exchange, such as NASDAQ or NYSE-AMEX, which has initial listing criteria, including a minimum bid price threshold. We believe that the Reverse Stock Split will increase the price level of our common stock to meet the minimum bid price standard. However, there is no assurance that the market price per share of our common stock after the Reverse Stock Split will rise in proportion to the reduction in the number of our Common Stock outstanding resulting from the Reverse Stock Split. The market price of our common stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

Being listed on a senior national exchange may create a more liquid public market for our common stock, and therefore may increase our stockholders’ return on their investment. Should we successfully list on a senior national stock exchange, we may be able to receive future financing from institutional investors who are prohibited from investing in companies not listed on a senior national stock exchange.

Accordingly, it was the Board's opinion that the corporate actions described above would better position the Company to provide the stockholders of the Company with the greatest potential return. The Board and the Majority Stockholders approved the above actions on May 15, 2012.

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the Majority Stockholders.

DECREASE THE NUMBER OF ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK

General

The Board approved a resolution to effect a ten–for-one (10:1) reverse stock split.  Under this Reverse Stock Split each ten (10) shares of our Common Stock will be converted automatically into one (1) share of Common Stock.  To avoid the issuance of fractional shares of Common Stock, all fractional shares will be rounded up to the next whole share. The Company anticipates the effective date of the Reverse Stock Split will be June 25, 2012.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OR CANCELLATION OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL HAVE THE EFFECT OF SUBSTANTIALLY INCREASING THE NUMBER OF SHARES THE COMPANY WILL BE ABLE TO ISSUE TO NEW OR EXISTING SHAREHOLDERS BECAUSE THE NUMBER OF AUTHORIZED SHARES AND THE PAR VALUE PER SHARE OF COMMON STOCK WILL REMAIN THE SAME WHILE THE NUMBER OF SHARES ISSUED AND OUTSTANDING WILL BE REDUCED TEN-FOLD.

Purpose and Material Effects of the Reverse Stock Split

In November 2011, we completed a private offering of $3,146,000 (the “Offering”). Pursuant to the Offering terms, we covenanted to effectuate a reverse stock split of our common stock at no less than five-for-one and not greater than ten-for-one.

Additionally, over the last few years, our business operations have experienced continuous development. In light of our business performance and growth potential, our Board believes that it is in the best interest of our stockholders and the company to move the company from the OTC Bulletin Board up to a senior national stock exchange, such as NASDAQ or NYSE-AMEX, which has higher initial listing criteria, including a minimum bid price threshold. We expect that the Reverse Stock Split will increase the price level of our common stock to meet the minimum bid price standard. The effect of the Reverse Stock Split upon the market price of our Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of our Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the Reverse Stock Split. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

Being listed on a senior national exchange may create a more liquid public market for our common stock, and therefore may increase our stockholders’ return on their investment. Should we successfully list on a senior national stock exchange, we may be able to receive future financing from institutional investors who are prohibited from investing in companies not listed on a senior national stock exchange.

When a company engages in a reverse stock split, it substitutes one share of stock for a predetermined amount of shares of stock. It does not increase the market capitalization of the company. An example of a reverse stock split is the following. A company has 10,000,000 shares of common stock outstanding. Assume the market price is $.01 per share. Assume that the company declares a 5 for 1 reverse stock split. After the reverse stock split, that company will have 1/5 as many shares outstanding, or 2,000,000 shares outstanding. The stock will have a market price of $0.05. If an individual investor owned 10,000 shares of that company before the split at $.01 per share, he will own 2,000 shares at $.05 after the split. In either case, his stock will be worth $100. He is no better off before or after. Except that such company hopes that the higher stock price will make that company look better and thus the company will be a more attractive merger target for potential business. There is no assurance that that company's stock will rise in price after a reverse stock split or that a suitable merger candidate will emerge.

The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share. All stockholders holding a fractional share shall be issued an additional share. The principal effect of the Reverse Stock Split will be that the number of shares of Common Stock issued and outstanding will be reduced from 176,341,916 shares as of May 30 , 2012 to approximately 17,634,192 shares (depending on the number of fractional shares that are issued or cancelled). The number of authorized shares and the par value of Common Stock will not be affected.  The following chart depicts the capitalization structure of the Company, both, pre- and post-split (the post-split issued shares may differ slightly based on the number of fractional shares):

Pre-Reverse Stock Split
Authorized Shares	Issued Shares	Authorized but Unissued
900,000,000	176,341,916	723,658,084

Post-Reverse Stock Split
Authorized Shares	Issued Shares	Authorized but Unissued
900,000,000	17,634,192	882,365,808

The Reverse Stock Split will not affect the par value of our Common Stock. As a result, on the effective date of the Reverse Stock Split , the stated capital on our balance sheet attributable to our Common Stock will be reduced to less than the present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.

The Reverse Stock Split will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered, except for possible immaterial changes. The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split is not intended as, and will not have the effect of, a "going private transaction" covered by Rule 13e-3 under the Securities Exchange Act of 1934. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Stockholders should recognize that they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the certificate of amendment divided by ten). While we expect that the Reverse Stock Split will result in an increase in the potential market price of our Common Stock, there can be no assurance that the Reverse Stock Split will increase the potential market price of our Common Stock by a multiple equal to the exchange number or result in the permanent increase in any potential market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a reverse stock split. Furthermore, the possibility exists that potential liquidity in the market price of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split . In addition, the Reverse Stock Split will increase the number of stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the Reverse Stock Split will achieve the desired results that have been outlined above.

Anti-Takeover Effects of the Reverse Stock Split

THE OVERALL EFFECT OF THE REVERSE STOCK SPLIT MAY BE TO RENDER MORE DIFFICULT THE ACCOMPLISHMENT OF MERGERS OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS MAKE DIFFICULT THE REMOVAL OF MANAGEMENT.

The effective increase in our authorized shares could potentially be used by management to thwart a take-over attempt.  The over-all effects of this proposal might be to render it more difficult or discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company’s securities and the removal of incumbent management.  The proposal could make the accomplishment of a merger or similar transaction more difficult, even if, it is beneficial to shareholders.  Management might use the additional shares to resist or frustrate a third-party transaction, favored by a majority of the independent stockholders that would provide an above market premium, by issuing additional shares to frustrate the take-over effort.

As discussed above, the reason the Reverse Stock Split is being proposed is to fulfill the terms of the Offering which we completed in November 2011. Additionally, we are attempting to increase price level of our Common Stock in order to meet the minimum bid price requirement of a senior stock exchange. This proposal is not the result of management’s knowledge of an effort to accumulate the issuer’s securities or to obtain control of the issuer by means of a merger, tender offer, solicitation or otherwise.

Neither the Company’s charter nor its by-laws presently contain any provisions having anti-takeover effects and this proposal is not a plan by management to adopt a series of amendments to the Company’s charter or by-laws to institute an anti-takeover provision.  The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

The main purpose for the Reverse Stock Split is to fulfill the terms of the Offering which we completed in November 2011, which covenanted us to effectuate a reverse stock split of our common stock at no less than five-for-one and not greater than ten-for-one. Additionally, an advantage of the Reverse Stock Split is that it will increase the price level of our Common Stock, which will allow our Common Stock to meet the minimum bid price requirement of a senior national stock exchange. The current bid prices of our Common Stock on the OTC Bulletin Board are lower than most of the senior stock exchange. The main disadvantage to the Reverse Stock Split is that it may have an anti-takeover effect and discourage any potential mergers or tender offers.

As discussed above, the Reverse Stock Split was the subject of a unanimous vote by the Board of Directors approving the Reverse Stock Split.  There are no rules or practices on any stock exchange that permit such exchange to reserve the right to refuse to list or to de-list any stock which completes a reverse stock split.

Dissenter’s Rights of Appraisal

The Stockholders have no right under the DBCA, the Company’s articles of incorporation consistent with above or the Company’s By-Laws to dissent from any of the provisions adopted as set forth herein.

Procedure for Exchange of Stock Certificates

Upon effectiveness, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares. Our transfer agent, Corporate Stock Transfer, Inc ., will act as exchange agent for purposes of implementing the exchange of stock certificates. We refer to such person as the "exchange agent." Holders of pre-reverse split shares are asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures set forth in the letter of transmittal enclosed with this Information Statement. No new certificates will be issued to a stockholder until that stockholder has surrendered the stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal.

Fractional Shares

We will not issue fractional certificates for post-reverse split shares in connection with the Reverse Stock Split. To the extent any holders of pre-reverse split shares are entitled to fractional shares as a result of the Reverse Stock Split , the Company will issue an additional share to all holders of fractional shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

Summary of Reverse Stock Split

Below is a brief summary of the Reverse Stock Split:

o
The issued and outstanding Common Stock shall be reduced on the basis of one post-split share of the Common Stock for every ten pre-split shares of the Common Stock outstanding. The consolidation shall not affect any rights, privileges or obligations with respect to the shares of the Common Stock existing prior to the consolidation.

o
Stockholders of record of the Common Stock as of May 30, 2012 shall have their total shares reduced on the basis of one (1) post-split share of Common Stock for every ten (10) pre-split shares outstanding.

o
As a result of the reduction of the Common Stock, the pre-split total of issued and outstanding shares of 176,341,916 shall be consolidated to a total of approximately 17,634,192 issued and outstanding shares (depending on the number of fractional shares).

o	The Company's authorized number of common stock shall remain at 900,000,000 shares of the Common Stock.

o	The par value of the Company's common stock will not change.

This action has been approved by the Board and the Majority Shareholders.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on May 30 , 2012, as the record date (the “Record Date”) for the determination of Stockholders, Warrant Holders and Options Holders who are entitled to receive this Information Statement.

Each share of our common stock entitles its holder to one vote on each matter submitted to the stockholders. However, because the stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the forgoing action will not become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about June 4 , 2012 to all Stockholders, Warrant Holders and Option Holders of record as of the Record Date.

OUTSTANDING VOTING SECURITIES

As of the date of the Consent by the Majority Stockholders, May 15, 2012, the Company had 175,951,796 shares of Common Stock issued and outstanding, and there were 1,000,000 shares of Preferred Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval. Each share of Series A Preferred stock are entitled to 100,000 votes for each share on all matters submitted to a stockholder vote.

On May 15, 2012 the holders of 99.9% of the voting rights equivalent to 68.6% of the outstanding shares of our common stock and 100% of the outstanding shares of our Series A Preferred Stock (or approximately 68.6% of the 175,951,796 shares of Common Stock then outstanding and 100% of the 1,000,000 shares of the total issued shares of the Series A Preferred Stock, each share having the equivalent of 100,000 votes, executed and delivered to the Company a written consent approving the action set forth herein. Since the action has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

The DBCA provides in substance that unless the Company’s articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of all shares of the Company’s common stock owned on the Record Date for (i) each person who owns beneficially more than five percent of the outstanding shares of common stock, (ii) each of our directors and named executive officers, and (iii) all directors and officers in a group. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of May 15, 2012. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of May 15, 2012 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, at the address of: 150 Rainville Road, Tarpon Springs, FL 34689.

Name of Beneficial Owner and Address	Amount and Nature of Beneficial Ownership of Common Stock		Percent of Common Stock (1)	Amount and Nature of Beneficial Ownership of Preferred Stock		Percent of Preferred Stock (2)
5% Shareholders
Hy Fuels, Inc. (3) 35246 US 19 #215 Palm Harbor, FL 34684	30,100,000		17.1%
Global Alpha, LLC (4) 35246 US 19 #311 Palm Harbor, FL 34684	22,676,100		12.9%	1,000,000		100%
DDI Industry International Rm.B-1613 Peking Times Square, Huizhongli #103, Chaoyang Dis. Beijing China 100101	21,994,401		12.5%
Jeb Besser	9,637,500	(5)	5.5%
Global Beta, LLC (6) 35246 US 19 #311 Palm Harbor, FL 34684	9,010,000		5.1%
Directors and Executive Officers
Dr. Ruggero Maria Santilli 90 Eastwinds Ct Palm Harbor FL 34683	67,716,100	(7)	38.5%	1,000,000	(8)	100%
Carla Santilli 90 Eastwinds Ct Palm Harbor FL 34683	67,716,100	(9)	38.5%	1,000,000	(10)	100%
Luisa Ingargiola 4826 Blue Jay Circle Palm Harbor FL 34683	44,630,000	(11)	25.4%
Ermanno Santilli 90 Eastwinds Ct. Palm Harbor, FL 34683	41,270,500	(12)	23.5%
Allen Feng DDI Industry International Rm.B-1613 Peking Times Square, Huizhongli #103, Chaoyang Dis. Beijing China 100101	21,994,401	(13)	12.5%
Scott Wainwright 6070 Gulfport Blvd. St. Petersburg, FL 33707	2,100,000		1.2%
All directors and officers as a group (6 people)	102,671,001		58.4%	1,000,000		100%

1)
Based on 175,951,796 shares of common stock issued and outstanding as of May 15, 2012. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

2)
Based on 1,000,000 shares of Series A Preferred Stock issued and outstanding as of May 15, 2012. Each share of Series A Preferred Stock has voting rights of 100,000 votes per share. The total aggregate number of votes for the Series A Preferred Stock is 100 billion.

3)
Hy Fuels, Inc. is a is a privately owned company in which Dr. Ruggero Maria Santilli and Carla Santilli each own 45% of the company, and Luisa Ingargiola and Ermanno Santilli each own 4% of the company.

4)	Global Alpha, LLC is a privately owned company in which Dr. Ruggero Maria Santilli and Carla Santilli each own 50% of the company.
5)
Jeb Besser also owns 9,562,500 warrants, which are exercisable into 9,562,500 shares of the Company’s Common Stock. The warrants are not exercisable, however, to the extent that the number of shares of Common Stock to be issued pursuant to such exercise would exceed, when aggregated with all other shares of Common Stock owned by Mr. Besser at such time, the number of shares of Common Stock which would result in Mr. Besser beneficially owning in excess of 4.99% of the then issued and outstanding shares of our Common Stock. Mr. Besser may waive this ownership cap on 61 days’ prior notice to us, provided that pursuant to such waiver Mr. Besser shall not exercise an amount of warrants that would result in him beneficially owning more than 9.99% of the then issued and outstanding shares of our Common Stock. As a result of the 4.99% ownership cap, Mr. Besser beneficially owns 9,147,500 shares of our Common Stock. If Besser waived this ownership cap, he would beneficially own 17,585,500 shares of our Common Stock or approximately 9.99% of our outstanding Common Stock.

6)	Global Beta, LLC is a privately owned company in which Luisa Ingargiola owns 95% and Dr. Ruggero Maria Santilli and Carla Santilli each own 2.5% of the company.
7)
Includes 30,100,000 shares held by Hy Fuels, Inc., of which Dr. Ruggero Maria Santilli and his wife, Carla Santilli, each own 45% of the company; 22,676,100 held by Global Alpha, LLC, in which Dr. Ruggero Maria Santilli and his wife, Carla Santilli, each own 50% of the company; 9,010,000 shares held by Global Beta, LLC, in which Dr. Ruggero Maria Santilli and his wife, Carla Santilli, each own 2.5% of the company; 3,130,000 shares held by Clean Energies Tech, in which Dr. Ruggero Maria Santilli owns 50% of the company; and 2,700,000 shares held by RM Santilli Foundation in which Dr. Ruggero Maria Santilli beneficially, through his wife Carla Santilli, owns 50% of the company. The principal address of Clean Energies Tech is 90 Eastwinds Ct., Palm Harbor, FL, 34683. The principal address of RM Santilli Foundation is 90 Eastwinds Ct., Palm Harbor, FL, 34683.

8)	Includes 2,000 shares held by Global Alpha, LLC, in which Dr. Ruggero Maria Santilli and his wife, Carla Santilli, each own 50% of the company.
9)
Includes 30,100,000 shares held by Hy Fuels, Inc., of which Carla Santilli and her husband, Dr. Ruggero Maria Santilli, each own 45% of the company; 22,676,100 held by Global Alpha, LLC, in which Carla Santilli and her husband, Dr. Ruggero Maria Santilli, each own 50% of the company; 9,010,000 shares held by Global Beta, LLC, in which Carla Santilli and her husband, Dr. Ruggero Maria Santilli, each own 2.5% of the company; 3,130,000 shares held by Clean Energies Tech, in which Carla Santilli beneficially through her husband, Dr. Ruggero Maria Santilli, owns 50% of the company; 2,700,000 shares held by RM Santilli Foundation in which Carla Santilli, owns 50% of the company; and 100,000 shares which Carla Santilli beneficially, through her husband Dr. Ruggero Maria Santilli, holds. The principal address of Clean Energies Tech is 90 Eastwinds Ct., Palm Harbor, FL, 34683. The principal address of RM Santilli Foundation is 90 Eastwinds Ct., Palm Harbor, FL, 34683.

10)	Includes 2,000 shares held by Global Alpha, LLC, in which Carla Santilli and her husband, Dr. Ruggero Maria Santilli, each own 50% of the company.
11)
Includes 30,100,000 shares held by Hy Fuels, Inc., in which Luisa Ingargiola owns 4% of the company; 9,010,000 shares held by Global Beta, LLC, in which Luisa Ingargiola owns 95% of the company; and 20,000 shares which Luisa Ingargiola beneficially owns through related family members.

12)
Includes 30,100,000 shares held by Hy Fuels, Inc., in which Ermanno Santilli owns 4% of the company; 3,130,000 shares held by Clean Energies Tech, in which Ermanno Santilli owns 50% of the company; and 2,700,000 shares held by RM Santilli Foundation in which Ermanno Santilli owns 50% of the company. The principal address of Clean Energies Tech is 90 Eastwinds Ct., Palm Harbor, FL, 34683. The principal address of RM Santilli Foundation is 90 Eastwinds Ct., Palm Harbor, FL, 34683.

13)	Includes 21,994,401 shares held by DDI Industrial International of which Allen Feng is the CEO and majority shareholder.

 ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Annual Report on Form 10-K for the year ended December 31, 2011
2.	Quarterly Report on Form 10-Q fir the quarter ended March 31, 2012

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at Corporate Secretary, 150 Rainville Road, Tarpon Springs, FL 34689, telephone: (727) 934-3448.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

By Order of the Board of Directors

/s/Dr. Ruggero Maria Santilli
Dr. Ruggero Maria Santilli
Chief Executive Officer and Chairman of the Board